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                                                                  Exhibit 23(b)

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation in this Annual Report (Form 10-K) of Source One Mortgage Services Corporation and subsidiaries of our report dated January 30, 1997, with respect to the consolidated financial statements of Source One Mortgage Services Corporation and subsidiaries incorporated by reference in the Annual Report (Form 10-K) of Source One Mortgage Services Corporation and subsidiaries for the year ended December 31, 1997.

                                                /s/  Ernst & Young LLP

Detroit, Michigan
March 27, 1998